SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON D.C. 20549

                                   FORM 8-K/A
                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15 (D) OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): SEPTEMBER 6, 1996

                        SUPREME INTERNATIONAL CORPORATION
             (Exact name of registrant as specified in its charter)

         FLORIDA                    0-21764                    59-1162998
(State or other jurisdiction     (Commission               (IRS Employer
 of incorporation)                File Number)             Identification No.)

7495 N.W. 48th Street
MIAMI, FLORIDA 33166
(Address of principal executive offices)

Registrant's telephone number,  including area code:  (305) 592-2830

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

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

(a)      Financial Statements of Business Acquired.
         Premiumwear, Inc. (Formerly Munsingwear, Inc.).

             Report of Independent Public Accountants.

             Statements of Assets Sold as of January 6, 1996 and January 7,
             1995.

             Statements of Direct Revenues and Expenses for the Years Ended January 6, 1996, January 7, 1995 and January 1, 1994.

             Notes to Statements.

(b)       Pro Forma Financial Information.

             Pro Forma Condensed Balance Sheet as of July 31, 1996.

             Pro Forma Condensed Income Statement for the Six Months Ended July 31, 1996.

             Pro Forma Condensed Income Statement for the Year Ended January 31, 1996.

             Notes to Pro Forma Condensed Financial Statements.


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

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To PremiumWear, Inc.:

We have audited the accompanying statements of assets sold of the retail, specialty, national and golf strategic business units of PremiumWear, Inc. (formerly Munsingwear, Inc.) as of January 6, 1996 and January 7, 1995, and the related statements of direct revenues and expenses for each of the three fiscal years in the period ended January 6, 1996. These statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan perform the audit to obtain reasonable assurance about whether the statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The accompanying statements were prepared to present the assets sold of PremiumWear, Inc.'s retail, specialty, national and golf strategic business units pursuant to the purchase agreement described in Note 1 and direct revenues and expenses and are not intended to be a complete presentation of PremiumWear, Inc.'s retail, specialty, national and golf strategic business units' financial position, results of operations and cash flows.

In our opinion, the statements referred to above present fairly, in all material respects, the assets sold of PremiumWear, Inc's retail, specialty, national and golf strategic business units, pursuant to the purchase agreement referred to in
Note 1, as of January 6, 1996 and January 7, 1995, and the direct revenues and expenses for each of the three fiscal years in the period ended January 6, 1996, in conformity with generally accepted accounting principles.

                                                            ARTHUR ANDERSEN LLP

Minneapolis, Minnesota,
  November 18, 1996

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

                                PREMIUMWEAR, INC.
                      RETAIL, SPECIALTY, NATIONAL AND GOLF
                            STRATEGIC BUSINESS UNITS

                        Statements of Assets Sold (Note1)

                             (Dollars in Thousands)

                                                                 JANUARY 6,    JANUARY 7,
                                                                    1996         1995
                                                                 ----------    ----------
TRADEMARKS, net of accumulated amortization of  $1,274 and
 $1,010                                                          $  3,923       $  4,187
INVENTORIES                                                         8,405         11,284
EQUIPMENT, net of accumulated depreciation of $176 and $96            243            214
                                                                  -------       --------
ASSETS SOLD                                                       $12,571       $ 15,685
                                                                  =======       ========


        The accompanying notes are an integral part of these statements.

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

                                PREMIUMWEAR, INC.
                      RETAIL, SPECIALTY, NATIONAL AND GOLF
                            STRATEGIC BUSINESS UNITS

                          Statements of Direct Revenues
                              and Expenses (Note 2)

                      For the Years Ended January 6, 1996,
                       January 7, 1995 and January 1, 1994

                             (Dollars in Thousands)
                                                     1996            1995             1994
                                                    -------         -------          -------
REVENUES:
  Net sales                                         $35,184         $35,804          $36,992

  Royalties                                           4,273           4,172            3,243
                                                    -------         -------          -------
                                                     39,457          39,976           40,235

COST OF GOODS SOLD                                   29,592          28,258           27,680
                                                    -------         -------          -------
  Gross Profit                                        9,865          11,718           12,555

DIRECT OPERATING EXPENSES                             5,529           5,195            5,400
                                                    -------         -------          -------
  Excess of direct revenues over expenses           $ 4,336         $ 6,523          $ 7,155
                                                    =======         =======          =======

        The accompanying notes are an integral part of these statements.

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

                                PREMIUMWEAR, INC.
                      RETAIL, SPECIALTY, NATIONAL AND GOLF
                            STRATEGIC BUSINESS UNITS

                               Notes to Statements

                       January 6, 1996 and January 7, 1995

                             (Dollars in Thousands)

1.  BACKGROUND AND BASIS OF PRESENTATION:

The accompanying statements have been prepared for the purpose of presenting the assets sold of the retail, specialty, national and golf strategic business units (collectively, SBUs) of PremiumWear, Inc. (PremiumWear or the Seller - formerly Munsingwear, Inc.), pursuant to the Asset Purchase and Management Agreements (the Agreements) dated as of May 22, 1996 between PremiumWear and Supreme International Corporation (the Buyer) and its related direct revenues and expenses for each of the three fiscal years in the period ended January 6, 1996.

Consummation of the transaction occurred on September 6, 1996. Pursuant to the Agreements, PremiumWear sold to the Buyer the intangible rights which include certain license agreements and certain inventories and fixed assets directly related to the SBUs in exchange for consideration totaling approximately $18 million. In addition, as part of the Agreements, PremiumWear changed its name from Munsingwear, Inc. The Seller retained certain inventories and all accounts receivable and liabilities related to the SBUs.

The SBUs' products are sold and distributed principally in the United States. These products are also sold and distributed in North America, Europe and Asia.

The accompanying statements are derived from the historical accounting records of PremiumWear, and present the assets sold of PremiumWear's SBUs in accordance with the Agreements, as of January 6, 1996 and January 7, 1995, and direct revenues and expenses for each of the three fiscal years in the period ended January 6, 1996, and are not intended to be a complete presentation of the SBUs' financial position, results of operations and cash flows. These results may not be indicative of the results after the acquisition by the Buyer.

PremiumWear historically has not maintained the SBUs as a separate business unit and has not allocated indirect operating cost information.

The statements of direct revenues and expenses include revenues and expenses directly attributable to the SBUs. Direct operating expenses consist principally of marketing, sales commissions, advertising, warehouse expenses and amortization of intangible expenses. The statements do not include indirect selling, general and administrative, research and development, interest and income tax expenses.

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

2.  SUMMARY OF  SIGNIFICANT ACCOUNTING POLICIES:

REVENUE

Sales are recorded as revenues, net of a provision for estimated returns, when goods are shipped to the customer. Royalties are recognized as earned. Sales to one customer in 1995 and 1994 were 17% and 21%, respectively, of net sales. In 1996, no single customer represented more than 10% of the SBUs' net sales.

INVENTORIES

Inventories are stated at the lower of cost (first-in, first-out) or market. Inventoriable costs include raw materials, labor and related manufacturing overhead expenses.

Inventories consisted of (in thousands):        JANUARY 6,    JANUARY 7,
                                                ----------    ----------
                                                   1996         1995
                                                  ------       -------
                 Raw materials                    $  680       $ 1,591

                 Work in progress                    320         1,121

                 Finished goods                    7,405         8,572
                                                  ------       -------
                                                  $8,405       $11,284
                                                  ======       =======

The amounts presented in the accompanying statements related to inventories reflect estimates, which management believes were reasonable and appropriate in the circumstances, of the portion of such balances that were associated with the sold SBUs. Management does not believe that such estimates would have differed materially from actual amounts had it been practicable to specifically identify such actual amounts.

OTHER ESTIMATES

The preparation of statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the statements and the reported amounts of revenues and expenses during the reporting period. The ultimate results could differ from those estimates.

ADVERTISING AND PROMOTIONAL EXPENSES

Advertising and promotional expenses are charged to direct operating expenses during the periods in which they are incurred. Total direct advertising and promotional expense was approximately $1,176, $560 and $821 for the fiscal years ended January 6, 1996, January 7, 1995 and January 1, 1994, respectively.

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

                         PRO FORMA FINANCIAL INFORMATION

         On September 6, 1996, Supreme International Corporation (the "Company") completed the Munsingwear acquisition, which was accounted for using the purchase method of accounting. The following unaudited pro forma condensed consolidated income statements and other operating data for the six months ended July 31, 1996 and the year ended January 31, 1996 assume that the Munsingwear acquisition was consummated as of the beginning of each of the periods presented and include certain adjustments to the historical consolidated income statements of the Company to give effect to the acquisition of trademarks, other intangible assets and other acquired assets, the payment of the purchase price in such acquisition, the related issuances of additional indebtedness by the Company, and increased amortization of intangible assets. The following unaudited pro forma condensed consolidated balance sheet as of July 31, 1996, reflects the Munsingwear acquisition, the payment of the purchase price in such acquisition and the related issuances of additional indebtedness by the Company, as if such transaction had occurred on July 31, 1996.

The unaudited pro forma financial data should be read in conjunction with the notes thereto and the historical Consolidated Financial Statements of the Company (including the notes thereto) and the other historical financial information included in the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 1996. The pro forma adjustments are based upon available information and certain assumptions that the management of the Company believes are reasonable. The pro forma results of operations for the six months ended July 31, 1996 and the year ended January 31, 1996 are not necessarily indicative of the results of operations that would have been achieved had the transactions reflected therein been consummated prior to the periods in which they were completed, or that might be attained in the future.

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

                        PRO FORMA CONDENSED BALANCE SHEET

                                  JULY 31, 1996
                                   (UNAUDITED)

                                                     HISTORICAL         ADJUSTMENTS (1)      PRO FORMA
                                                    ------------        ---------------    -------------

Cash                                               $     375,345          $        --       $   375,345

Accounts receivable, net                              21,838,215                   --        21,838,215

Inventories                                           27,192,496              373,952        27,566,448

Deferred income taxes                                    828,313                   --           828,313

Other current assets                                   2,020,484                   --         2,020,484

Property and equipment, net                            2,135,567               10,000         2,145,567

Intangible assets, net                                 1,090,856           18,274,405        19,365,261

Other                                                    641,057                   --           641,057
                                                     -----------          -----------       -----------
      Total assets                                   $56,122,333          $18,658,357       $74,780,690
                                                     ===========          ===========       ===========


Accounts Payable                                    $  2,312,588          $        --       $ 2,312,588

Accrued expenses                                         979,126                   --           979,126

Other current liabilities                                111,628                   --           111,628

Long-term debt                                         8,483,595           18,658,357        27,141,952

Preferred stock                                               --                   --                --

Common stock                                              43,490                   --            43,490

Additional paid-in capital                            27,419,474                   --        27,419,474

Retained earnings                                     16,772,432                   --        16,772,432
                                                     -----------          -----------       -----------
    Total liabilities and stockholders' equity       $56,122,333          $18,658,357       $74,780,690
                                                     ===========          ===========       ===========

              SEE NOTES TO PRO FORMA CONDENSED FINANCIAL STATEMENTS

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

                      PRO FORMA CONDENSED INCOME STATEMENT

                                   (UNAUDITED)

                      HISTORICAL  SIX  MONTHS  ENDED
                      ------------------------------

                                             PREMIUMWEAR,
                           COMPANY             INC.(1)
                         -----------         ------------

                           JULY 31,              JULY 6,
                             1996                 1996          COMBINED      ADJUSTMENTS            PRO FORMA
                             -----                ----          --------      -----------            ---------
Net revenues             $68,366,693          $22,266,000      $90,632,693    $        --           $90,632,693

Cost of goods sold        53,568,705           16,723,000       70,291,705             --            70,291,705
                         -----------          -----------      -----------    -----------           -----------

Gross profit              14,797,988            5,543,000       20,340,988             --            20,340,988

Selling, general and
administrative expenses   10,621,052            2,253,000       12,874,052        268,663 (2)        13,142,715
                         -----------          -----------      -----------    -----------           -----------

Operating income           4,176,936            3,290,000        7,466,936       (268,663)            7,198,273

Interest expense             452,994                   --          452,994        769,657 (3)         1,222,651
                         -----------          -----------      -----------    -----------           -----------

Income before income       3,723,942            3,290,000        7,013,942     (1,038,320)            5,975,622
 taxes

Provision for              1,420,000                   --        1,420,000        850,736 (4)         2,270,736
income taxes             -----------          -----------      -----------    -----------           -----------

Net income               $ 2,303,942          $ 3,290,000      $ 5,593,942   $ (1,889,056)          $ 3,704,886
                         ===========          ===========      ===========   ============           ===========

Net income per share (5)       $0.52                                                                      $0.84
                         ===========                                                                ===========


              SEE NOTES TO PRO FORMA CONDENSED FINANCIAL STATEMENTS

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

                      PRO FORMA CONDENSED INCOME STATEMENT

                                   (UNAUDITED)

                      HISTORICAL YEARS ENDED
                      ----------------------
                                                 PREMIUMWEAR,
                             COMPANY               INC. (1)
                            ------------          -----------
                            JANUARY 31,           JANUARY 6,
                              1996                   1996         COMBINED         ADJUSTMENTS       PRO FORMA
                            ------------          -----------   ------------       -----------      ------------
Net revenues                $121,079,823          $39,457,000   $160,536,823       $        --      $160,536,823

Cost of goods sold            92,144,575           29,592,000    121,736,575                --       121,736,575
                            ------------          -----------   ------------       -----------      ------------

Gross profit                  28,935,248            9,865,000     38,800,248                --        38,800,248

Selling, general and
administrative expenses       19,602,165            5,529,000     25,131,165           571,445 (2)    25,702,610
                            ------------          -----------   ------------       -----------      ------------

Operating income               9,333,083            4,336,000     13,669,083          (571,445)       13,097,638

Interest expense               2,223,869                   --      2,223,869         1,539,314 (3)     3,763,183
                            ------------          -----------   ------------       -----------      ------------
Income before income taxes     7,109,214            4,336,000     11,445,214        (2,110,759)        9,334,455

Provision for income taxes     2,685,663                   --      2,685,663           861,430 (4)     3,547,093
                            ------------          -----------   ------------       -----------      ------------

Net income                  $  4,423,551          $ 4,336,000   $  8,759,551       $(2,972,189)     $  5,787,362
                            ============          ===========   ============       ===========      ============

Net income per share (5)           $1.13                                                                   $1.48
                            ============                                                            ============

              SEE NOTES TO PRO FORMA CONDENSED FINANCIAL STATEMENTS

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

                NOTES TO PRO FORMA CONDENSED FINANCIAL STATEMENTS

(1) To record the fair value of assets acquired in the Munsingwear acquisition . The purchase price of approximately $18 million was financed through borrowings.

(2) To adjust amortization for the trademarks and other intellectual property acquired in the Munsingwear acquisiton ($456,860 semiannually and $913,720 annually) over their estimated useful lives of twenty years. In addition, to adjust depreciation for the equipment acquired ($1,000 semiannually and $2,000 annually) over their estimated useful lives of five years.

(3) To record interest expense on the debt incurred in the Munsingwear acquisition. (See Note 1 above).

(4) To record the aggregate tax effect of the Munsingwear acquisition at an assumed rate of 38%.

(5) Per share amounts were computed by dividing net income by the weighted average number of shares of common stock and common stock equivalents outstanding during each period (4,391,942 for the six months ended July 31, 1996 and 3,912,774 for the year ended January 31,1996) as if the Munsingwear acquisition was consummated as of the beginning of each period.

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

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            SUPREME INTERNATIONAL CORPORATION


Date: November 18, 1996                     /S/ RICHARD L. DUNN
                                            -------------------
                                            Richard L. Dunn
                                            Vice President, Finance and
                                            Chief Financial Officer


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